EXHIBIT 2.1

                                MERGER AGREEMENT


===============================================================================






                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN


                         HY-TECH TECHNOLOGY GROUP, INC.
                             A DELAWARE CORPORATION


                                       AND


                                 SANJAY HARYAMA
                              A WYOMING CORPORATION











===============================================================================

                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         SCHEDULES

         Schedule 2.1 List of SH Shareholders and Debenture Holders and Company Common Stock and Company Debenture to be Received

         Schedule 4.1(a)   Company Subsidiaries

         Schedule 4.1(b)   Company Conflicts

         Schedule 4.1(c)   Company Capitalization

         Schedule 4.1(g)   Issuance of Company Securities

         Schedule 4.1(i)   Company Taxes

         Schedule 4.1(l)   Company Legal Proceedings

         Schedule 4.1(m)   Company Changes or Events

         Schedule 4.2(d)   SH Financial Statements

         Schedule 4.2(i)   SH Legal Proceedings

         Schedule 4.2(g)   SH Liabilities



         EXHIBITS

         Exhibit 2.1(c)    Company Debenture

         Exhibit 2.2(a)    Escrow Agreement

         Exhibit 2.2(b)    Conversion Procedures

         Exhibit 6.1(a)    Company Certified Resolutions

         Exhibit 6.1(b)    Opinion of Counsel to Hy-Tech Technology Group, Inc.

         Exhibit 6.1(c)    Opinion of Hand & Hand re Rule 504

         Exhibit 6.1(d) Hy-Tech Technology Group, Inc. `s Counsel's Instruction Letter to Transfer Agent

         Exhibit 6.1(f)    Company Officer's Certificate

         Exhibit 6.2(a)    SH Certified Resolutions

         Exhibit 6.2(b)    Opinion of Hand & Hand

         Exhibit 6.2(c)    Opinion of Hand & Hand re Rule 504

         Exhibit 6.2(e)    SH Officer's Certificate

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 21, 2003, by and between HY-Tech Technology Group, Inc., a Delaware corporation (the "Company"), and Sanjay Haryama, a Wyoming corporation ("SH").

                                    RECITALS

                  WHEREAS, the Company and SH desire to merge SH with and into the Company whereby the Company shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction shall qualify as a tax free exchange pursuant to Section 351 of the Internal Revenue Code (the "IRC");

                  WHEREAS, in furtherance of such combination, the Boards of Directors of the Company and SH have each approved the merger of SH with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), in the case of the Company, and the Wyoming Business Corporation Act (the "WBCA"), in the case of SH;

                  WHEREAS, the shareholder of SH desire to exchange all of its shares of the capital stock of SH (the "SH Capital Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as set forth in
Schedule 2.1 hereto as a tax free  exchange  pursuant to Section 351 of the IRC;
and

                  WHERAS, the holder of SH's 1% Convertible Debenture Due April 20, 2008 in the principal amount of One Million Dollars ($1,000,000) (the "SH Debenture") desires to exchange the SH Debenture for the Company's 1%Convertible Debenture in the principal amount of One Million Dollars ($1,000,000) annexed hereto as Exhibit 2.1(c) (the "Company Debenture"), which company Debenture is convertible into shares of the Company's common stock, par value $.001 per share (the "Company Common Stock") (the "Company Underlying Shares"), and as set forth in Schedule 2.1 hereto as a tax free exchange pursuant to Section 351 of the IRC; and

                  WHEREAS, all defined terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Convertible Debenture Purchase Agreement dated even date herewith between SH and HEM Mutual Assurance LLC (the "Purchase Agreement").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1 THE MERGER. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the DGCL and the WBCA, SH shall be merged with and into the Company pursuant to the Merger.

Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of SH shall cease. As part of the Merger and as more fully described in Section 2.1, (i) the One Thousand (1,000) issued and outstanding shares of the SH common stock, no par value (the "SH Common Stock") shall be exchanged for One Thousand (1,000) shares of the Company Common Stock and (ii) the issued and outstanding SH Debenture shall be exchanged for the Company Debenture.

                  1.2 EFFECTIVE TIME. The Merger shall be consummated as promptly as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the States of Delaware and Wyoming a certificate of merger and articles of merger (collectively, the "Articles of Merger"), respectively, and all other appropriate documents, executed in accordance with the relevant provisions of the DGCL and the WBCA. The Merger shall become effective upon the filing of the Articles of Merger. The time of such filing shall be referred to herein as the "Effective Time."

                  1.3 EFFECTS OF THE MERGER. At the Effective Time, all the rights, privileges, immunities, powers and franchises of the Company and SH and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of the Company and SH shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and SH, including, without limitation, the performance of all obligations and duties of SH pursuant to the Purchase Agreement and the exhibits, schedules and all documents executed in connection therewith or any other Transaction Document (as defined in the Purchase Agreement), shall become the debts, liabilities, obligations and duties of the Surviving Corporation without further act or deed, all in the manner and to the full extent provided by the DGCL and the WBCA. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

                  1.4 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

                  1.5 BY-LAWS. At the Effective Time and without any further action on the part of the Company and SH, the By-laws of the Company shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

                  1.6 DIRECTORS. The directors of the Company at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  1.7 OFFICERS. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

                  1.8 TAX-FREE REORGANIZATION. The parties intend that the Merger shall be treated as a tax-free exchange pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). No party shall take any action or fail to take any action that would adversely affect the treatment of the Merger as a tax-free exchange.

                                   ARTICLE II

                       CONVERSION OF SHARES AND DEBENTURES

                  2.1 EXCHANGE AND CANCELLATION OF SH COMMON STOCK AND SH DEBENTURE.

                  (a) All One Thousand (1,000) issued and outstanding shares of the SH Common Stock (the "SH Common Stock Shares") outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be exchanged, on a one for one basis, in accordance with Schedule 2.1 hereof, for One Thousand (1,000) duly issued, fully paid and nonassessable, shares of the Company Common Stock (the "Company Common Stock Shares"), whereupon the SH Common Stock Shares shall be cancelled.

                  (c) The SH Debenture outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be exchanged for the Company Debenture, whereupon the SH Debenture shall be cancelled. The Company Debenture shall be identical in all material respects to the SH Debenture. By virtue of operation of law, this Agreement and the Articles of Merger, the Company, through the Company Debenture, will assume and be responsible for all SH obligations under the SH Debenture and the Purchase Agreement.

                  2.2 ESCROW MATERIALS. (a) At the Closing, the Company shall deposit into escrow with Kaplan Gottbetter & Levenson, LLP, or its successors or assigns, as escrow agent (the "Escrow Agent") the following, which are hereinafter collectively referred to as the "Escrow Materials," (i) the escrow agreement annexed hereto and made a part hereof as EXHIBIT 2.2(A) (the "Escrow Agreement"), (ii) the Company Common Stock Shares, (iii) the Company Debenture,
(iv) certificates representing Ten Million (10,000,000) shares of duly issued Company Common Stock, without restriction and freely tradable upon resale pursuant to Rule 504 of Regulation D of the Securities Act (the "Company Escrow Shares"), in share denominations specified by the Purchaser, registered in the name of the Purchaser and/or its assigns; which shares shall be held in escrow for the Company Underlying Shares, and (v) a power of attorney with respect to the Company Debenture, the Company Common Stock, the Company Underlying Shares and the Company Escrow Shares, in the form annexed to the Escrow Agreement as Appendix I. The Escrow Materials shall be held in escrow in accordance with the Escrow Agreement. The Escrow Materials shall be released from escrow only in accordance with this Section 2.2 and the Escrow Agreement.

                  (b) Upon conversion of the Company Debenture by the holder or holders thereof, in accordance with the terms of the Company Debenture, the Escrow Agent shall release the Company Escrow Shares to such holder or holders in accordance with the Conversion Procedures annexed hereto as EXHIBIT 2.2(B).

                  2.3 RULE 504 SECURITIES. The SH Debenture (which includes the Escrow Shares) was sold in accordance with Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and Article 51 and related regulations of the Colorado Securities Act, to an accredited investor residing in the State of Colorado. Accordingly, pursuant to Rule 504, the applicable Colorado statutes, and Section 3(a)(9) of the Securities Act, the SH Debenture (which include the Escrow Shares) and subsequently the Company
Debenture (which includes the Company Escrow Shares) shall be issued without restriction and shall be freely tradable upon resale in accordance with Rule 504.

                                   ARTICLE III

                                     CLOSING

                  Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger and the Contemplated Transactions (the "Closing") shall take place at the offices of Kaplan Gottbetter & Levenson, LLP, or its successors or assigns, 630 Third Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement, which in no event shall be more than ten days after the Effective Time (except if such 10th day is not a Business Day, then the next Business Day) (the "Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  4.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to SH, all of which shall survive the Closing:

                   (a) ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement and the Applicable Contracts. The Company has no subsidiaries other than as set forth on Schedule 4.1(a) attached hereto (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) AUTHORITY; NO CONFLICT.

                           i.  This  Agreement  and any  agreement  executed  in
connection herewith
constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed in connection herewith and to perform its obligations hereunder and thereunder.

                           ii. Except as set forth in Schedule  4.1(b),  neither
the execution and
delivery of this Agreement by the Company, nor the consummation or performance of any of the obligations contained in this Agreement or Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):

                                    a. contravene,  conflict with or result in a
violation of (x) any provision of the Organizational Documents of the Company or
(y) any resolution adopted by the board of directors or the shareholders of the Company;

                                    b. contravene,  conflict with or result in a
violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the assets owned or used by the Company may be subject;

                                    c. contravene,  conflict with or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement or any Applicable Contract;

                                    d. result in the  imposition  or creation of
any material encumbrance upon or with respect to any of the assets owned or used by the Company;

                                    e. cause the  Company to become  subject to,
or to become liable for the payment of, any tax; or

                                    f.  cause  any of the  assets  owned  by the
Company to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.

                  (c) CAPITALIZATION. The entire authorized Company Capital Stock consists of 50,000,000 shares of Company Common Stock, of which 37,916,390 shares are issued and outstanding and 32,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding. There are no other outstanding equity securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the Company Capital Stock other than a standard Securities Act legend. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement and as disclosed in Schedule 4.1(c), there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock were issued in violation of the Securities Act or any other legal requirement.

                  (d) FINANCIAL STATEMENTS. The Company has delivered to SH a copy of its Form 10-KSB Annual Report for the fiscal year ended December 31, 2001 and December 31, 2002 as filed with the SEC (the "Reports"). The financial statements contained in the Reports are in all material respects in accordance with the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets (the "Company Balance Sheets") present fairly as of their dates the consolidated financial condition of the Company and its subsidiaries. Except as and to the extent reflected or reserved against in the Company Balance Sheets (including the notes thereto), the Company did not have, as of the date of any such Company Balance Sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The Consolidated Statements of Operations, Consolidated Statements of Shareholders' Equity and changes in Consolidated Statements of Cash Flows present fairly the results of operations and changes in financial position of the Company and its subsidiaries for the periods indicated.

                  (e) SEC FILINGS. The Company has timely filed all reports required to be filed with the SEC under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, the Reports) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date of the Company Balance Sheets, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company's business or financial condition.

                  (g) ISSUANCE OF COMPANY SECURITIES. The Company Common Stock Shares, the Company Debenture, the Company Underlying Shares, and the Company Escrow Shares, when issued in accordance with this Agreement, shall be duly authorized, validly issued, fully-paid and nonassessable. The Company has and at all times while the Company Debenture is outstanding will continue to maintain an adequate reserve of shares of the Company Common Stock to enable it to perform its obligations under this Agreement and the Company. Except as set forth in Schedule 4.1(g) hereto, there is no equity line of credit or convertible security or instrument outstanding of the Company; PROVIDED, HOWEVER, that nothing contained in this Section 4.1(g) shall be deemed to permit any equity line of credit or convertible security or instrument of the Company, other than that is or may be issued to HEM Mutual Assurance LLC or any of its Affiliates or assigns.

                  (h) UNDISCLOSED LIABILITIES Neither the Company nor its Subsidiaries has any obligations or liabilities (contingent or otherwise) except obligations and liabilities (i) that are fully accrued or provided for in all material respects in the Company Balance Sheets in accordance with GAAP, or disclosed in the notes therein in accordance with GAAP or (ii) that were incurred after the date of the Company Balance Sheets in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law) or that would not reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

                  (i) TAXES.

                           i. The  Company  has filed or caused to be filed on a
timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in Schedule 4.1(i) and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.

                           ii. All tax  returns  filed by the  Company are true,
correct and complete in all material respects.

                  (j) EMPLOYEE BENEFITS. The Company does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, which may have a material adverse effect on the condition, financial or otherwise, of the Company.

                  (k)   GOVERNMENTAL   AUTHORIZATIONS.   The   Company  and  the
Subsidiaries have all permits that are or will be legally required to enable them to conduct their business in all material respects as now conducted.

                  (l) LEGAL PROCEEDINGS; ORDERS.

                           i. Except as set forth in Schedule  4.1(l),  there is
no material pending Proceeding:

                                    a. that has been commenced by or against the
Company or the Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company or the Subsidiaries; or

                                    b.  that  challenges,  or that  may have the
effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

                           ii. Except as set forth in Schedule 4.1(l):

                                    a. there is no  material  Order to which the
Company or the Subsidiaries, or any of the assets owned or used by the Company or the Subsidiaries, is subject; and

                                    b. no officer,  director, agent, or employee
of the Company is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

                  (m) ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Schedule 4.1(m), since the date of the Company Balance Sheets, the Company and the Subsidiaries have conducted their business only in the Ordinary Course of Business, there has not been any material adverse effect on the Company's or the Subsidiaries business or operations, and there has not been any:

                           i. change in the authorized or issued Company Capital
Stock or the authorized or issued capital stock of the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           ii. amendment to the Organizational  Documents of the
Company or the Subsidiaries;

                           iii. damage to or destruction or loss of any asset or
property of the Company or the Subsidiaries, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company or the Subsidiaries;

                           iv.  receipt of notice that any of their  substantial
customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on their financial condition, results or operations, business assets or properties;

                           v.  entry  into  any  transaction  other  than in the
Ordinary Course of Business;

                           vi. entry into, termination of, or receipt of written
notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                           vii.  sale  (other  than  sales of  inventory  in the
Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company or the Subsidiaries;

                           viii.  cancellation or waiver of any claims or rights
with a value to the Company in excess of $10,000;

                           ix. material change in the accounting methods used by
the Company or the Subsidiaries; or

                           x. agreement, whether oral or written, by the Company
or the Subsidiaries to
do any of the foregoing.

                  (n) NO DEFAULT OR VIOLATION.  The Company and the Subsidiaries
(i) are in material compliance with all applicable terms and requirements of each contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in violation of any Legal Requirement.

                  (o) CERTAIN PAYMENTS. Since the date of the Company Balance Sheets, neither the Company or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly
(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or the Subsidiaries or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or the Subsidiaries.

                  (p) BROKERS OR FINDERS. The Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  4.2 REPRESENTATIONS AND WARRANTIES OF SH. SH hereby makes the following representations and warranties to the Company, all of which shall survive the Closing:

                  (a) ORGANIZATION AND GOOD STANDING. SH is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. SH was formed to engage in the business of importing pharmaceuticals, but to date has not engaged in any significant business operations.

                  (b) AUTHORITY; NO CONFLICT.

                           i.  This  Agreement  and any  agreement  executed  in
connection herewith constitute the legal, valid and binding obligations of SH, enforceable against SH in accordance with their respective terms. SH has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                           ii.  Neither  the  execution  and  delivery  of  this
Agreement by SH nor the consummation or performance of any obligations contained in this Agreement by SH will give any Person the right to prevent, delay, or otherwise interfere with this Agreement and any of the Contemplated Transactions.

                           iii. SH is not  required  to obtain any consent  from
any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  (c) CAPITALIZATION. The entire authorized SH Capital Stock consists of an unlimited number of shares of SH Common Stock, of which 1,000 shares are issued and outstanding, and an unlimited number of shares of SH Preferred Stock, of which no shares are issued and outstanding. With the exception of the SH Common Stock Shares, there are no other outstanding equity securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the SH Common Stock Shares. The SH Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in the Purchase Agreement, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of SH Common Stock, or contracts, commitments, understandings, or arrangements by which SH is or may become bound to issue additional shares of SH Common Stock, or securities or rights convertible or exchangeable into shares of SH Common Stock. None of the outstanding SH Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. SH does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

                  (d) FINANCIAL STATEMENTS. SH has delivered to the Company a balance sheet of SH as at March 31, 2003 (the "SH Balance Sheet"), and a statement of operations for the year ended March 31, 2003. Such financial statements are set forth in Schedule 4.2(d) hereto and fairly present the financial condition and the results of operations of SH as at the respective dates of and for the periods referred to in such financial statements.

                  (e) ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date of the most recent SH Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company.

                  (f) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of SH, all of which have been made available to the Company, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of SH contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and any committees of the Board of Directors of SH.

                  (g)  NO  UNDISCLOSED   LIABILITIES.   There  are  no  material
liabilities of SH other than:

                           i.  Liabilities  set forth on,  reserved  against  or
reflected in the SH Balance Sheet;

                           ii.  Liabilities  disclosed  in this  Agreement,  the
Exhibits attached hereto, and in Schedule 4.2(g) or lists furnished pursuant hereto; or

                           iii.  Liabilities  incurred in the Ordinary Course of
Business since the SH Balance Sheet date, none of which had a material adverse effect on the business, financial condition or results of operations of SH, and none of which is required to be recorded under GAAP in respect of any period prior to the SH Balance Sheet date, and none of which is in respect of a material claim for damages, fines or other legal relief.

                  (h) TITLE TO PROPERTIES; ENCUMBRANCES. SH has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the SH Balance Sheet or acquired after the date of such balance sheet (except properties, interests and assets sold or otherwise disposed of since such date, in the Ordinary Course of Business), free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) liens for current taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties.

                  (i) LEGAL PROCEEDINGS; ORDERS.

                           i. Except as set forth in Schedule  4.2(i),  there is
no material pending Proceeding:

                                    a. that has been  commenced by or against SH
or that otherwise relates to or may affect the business of, or any of the assets owned or used by, SH; or

                                    b.  that  challenges,  or that  may have the
effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

                           ii. Except as set forth in Schedule 4.2(i):

                                    a. there is no  material  Order to which SH,
or any of the assets owned or used by SH, is subject; and

                                    b. no officer,  director, agent, or employee
of SH is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of SH.

                  (j)  BROKERS  OR  FINDERS.   SH  has  incurred  no  liability,
contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  (k) NO DEFAULT OR VIOLATION. SH (i) is in material compliance with all applicable terms and requirements of each contract under which SH has or had any obligation or liability or by which SH or any of the assets owned or used by SH is or was bound and (ii) is not in violation of any Legal Requirement.

                  (l) TAXES.

                           i. SH has  filed  or  caused  to be filed on a timely
basis all tax returns that
are or were required to be filed by it pursuant to applicable Legal Requirements. SH has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by SH, except such taxes, if any, as are listed in Schedule 4.2(l) and are being contested in good faith as to which adequate reserves have been provided in the SH Balance Sheets.

                  ii. All tax returns filed by SH are true, correct and complete in all material respects.

                  (m) ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Schedule 4.2(m), since the date of the SH Balance Sheet, SH has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on SH's business or operations, and there has not been any:

                           i. change in the  authorized or issued  capital stock
of SH; grant of any stock option or right to purchase shares of capital stock of SH; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           ii. amendment to the Organizational Documents of SH;

                           iii. damage to or destruction or loss of any asset or
property of SH, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of SH;

                           iv.  receipt  of notice  that any of its  substantial
customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties;

                           v.  entry  into  any  transaction  other  than in the
Ordinary Course of Business;

                           vi. entry into, termination of, or receipt of written
notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                           vii.  sale  (other  than  sales of  inventory  in the
Ordinary Course of Business), lease, or other disposition of any asset or property of SH or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of SH;

                           viii.  cancellation or waiver of any claims or rights
with a value to SH in excess of $10,000;

                           ix. material change in the accounting methods used by
SH; or

                           x.  agreement,  whether oral or written,  by SH to do
any of the foregoing.

                                    ARTICLE V

                                    COVENANTS

                  5.1      COVENANTS OF THE COMPANY.

                  (a) CONDUCT OF BUSINESS. Prior to and through the Closing Date, the Company shall:

                           i. conduct its business  only in the Ordinary  Course
of Business;

                           ii.  use  its  commercially   reasonable  efforts  to
preserve intact the current business organization of the Company, keep available the services of the current officers, employees and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company;

                           iii.  not pay,  incur or  declare  any  dividends  or
distributions with respect to its shareholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the SH Debenture Holder;

                           iv. not authorize,  issue,  sell,  purchase or redeem
any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the SH Debenture Holder;

                           v. not incur any  indebtedness  for money borrowed or
issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in respect of any of its properties or assets;

                           vi.  not  make any  investment  of a  capital  nature
either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                           vii.   not  do  any  other  act  which   would  cause
representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice;

                           viii. report  periodically to the SH Debenture Holder
concerning the status of the business and operations of the Company; and

                           ix.  confer with the SH Debenture  Holder  concerning
operational matters of a material nature.

                  (b) PROPOSALS; OTHER OFFERS. Commencing on the date of execution of this Agreement through the Closing Date, the Company shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. The Company shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company or afford access to any of the books, records or other properties of the Company to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's business.

                  (c) FURTHER ASSURANCES. Prior to the Closing Date, with the cooperation of SH where appropriate, the Company shall use commercially reasonable efforts to:

                           i. promptly comply with all filing requirements which
federal, state or local law may impose on the Company with respect to the Contemplated Transactions by this Agreement; and

                           ii. take all actions  necessary to be taken, make any
filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company in connection with the Contemplated Transactions by this Agreement.

                  (d) ACCESS TO ADDITIONAL AGREEMENTS AND INFORMATION. Prior to the Closing Date, the Company shall make available to the SH Debenture Holder (as well as its shareholders, counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of the Company's business, including without limitation, those contracts to which the Company is a party and those by which its business or any of the Company's assets are bound.

                  5.2      COVENANTS OF SH.

                  (a) THIRD PARTY CONSENTS. SH shall use all reasonable efforts to obtain any consent, authorization or approval of, or exemption by, any governmental authority or agency or other third party required to be obtained or made by it in connection with this Agreement or the consummation of the Contemplated Transactions.

                  (b) FURTHER ASSURANCES. Prior to the Closing Date, with the cooperation of the Company where appropriate, SH shall:

                           i. promptly comply with all filing requirements which
federal, state or local law may impose on SH with respect to the Contemplated Transactions by this Agreement; and

                           ii. take all actions  necessary to be taken, make any
filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by SH in connection with the Contemplated Transactions by this Agreement.

                  (c) ACTIONS BY SH. SH shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

                  (d) NO CHANGE IN CAPITAL STOCK. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of SH, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of SH will be entered into, issued, granted or created, except in the Ordinary Course of Business or with the prior written approval of the SH Debenture Holder.

                  5.3 GOVERNMENTAL FILINGS AND CONSENTS. The Company and SH shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company or the by this Agreement and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

                  5.4 PUBLICITY. Any public announcement or press release relating to this Agreement or the Contemplated Transactions must be approved by the SH Debenture Holder in writing before being made or released. The Company shall have the right to issue a press release without the SH Debenture Holder's written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations; PROVIDED THAT, the SH Debenture Holder receives a copy of such prepared press release for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by law; PROVIDED THAT, the SH Debenture Holder receives a copy of such release as long as reasonably practical before it is issued.

                  5.5 TAX RETURNS. The current officers of the Company shall have the right to prepare any tax returns of the Company with respect to any period that ends on or before the Closing Date, which tax returns shall be prepared in a manner consistent with prior tax returns. Such tax returns shall be timely filed by the Company. SH and the Company shall cooperate with said officers in the preparation of such tax returns. The Company may not amend any Company tax return relating to a period through or including the Closing Date without the prior written consent of the SH Debenture Holder immediately prior to the Closing Date.

                                   ARTICLE VI

                                   CONDITIONS

                  6.1 CONDITIONS TO OBLIGATIONS OF SH. The obligation of SH to consummate the Contemplated Transactions is subject to the fulfillment of each of the following conditions:

                  (a) COPIES OF RESOLUTIONS. At the Closing, the Company shall have furnished SH with a certificate of its CEO, in the form of EXHIBIT 6.1(A) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement.

                  (b) OPINION OF COMPANY'S COUNSEL. The Company shall have furnished to SH, at the Closing, with an opinion of its legal counsel, dated as of the Closing Date, substantially in the form of EXHIBIT 6.1(B) annexed hereto.

                  (c) OPINION OF COMPANY'S COUNSEL. The Company shall have furnished to SH, at the Closing, with an opinion of Hand & Hand, counsel to the Company, dated as of the Closing Date, substantially in the form of EXHIBIT 6.1(C) annexed hereto.

                  (d) INSTRUCTION LETTER TO TRANSFER AGENT. The Company shall have furnished to SH, at the Closing, with a letter from its legal counsel to its transfer agent, to accept the legal opinion set forth in Section 6.1(c), dated as of the Closing Date, substantially in the form of EXHIBIT 6.1(D) annexed hereto.

                  (e) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. Each of the representations and warranties of the Company set forth in this Agreement was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company at or prior to the Closing Date.

                  (f) DELIVERY OF CERTIFICATE. The Company shall have delivered to SH a certificate, in the form of EXHIBIT 6.1(F) annexed hereto, dated the Closing Date, and signed by the CEO of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e).

                  (g)  CONSENTS  AND  WAIVERS.  At  the  Closing,  any  and  all
necessary  consents,  authorizations,   orders  or  approvals  shall  have  been
obtained, except as the same shall have been waived by the SH Debenture Holder.

                  (h) LITIGATION. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making consummation thereof unduly burdensome to SH. On the Closing Date and immediately prior to consummation of the Contemplated Transactions, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person with respect to the Contemplated Transactions.

                  (i) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. Prior to the Closing Date, the Company shall have made available or delivered to SH all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                  6.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Contemplated Transactions are subject to the fulfillment of each of the following conditions:

                  (a) COPIES OF RESOLUTIONS. At the Closing, SH shall have furnished the Company with a certificate of its President, in the form of
EXHIBIT 6.2(A) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of SH authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable SH to comply with the terms of this Agreement.

                  (b) OPINION OF SH'S COUNSEL. SH shall have furnished to the Company, at the Closing, with an opinion of Hand & Hand, counsel to SH, dated as of the Closing Date, substantially in the form of EXHIBIT 6.2(B) annexed hereto.

                  (c) OPINION OF SH'S COUNSEL. SH shall have furnished to the Company, at the Closing, with an opinion of Hand & Hand, dated as of the Closing Date, substantially in the form of EXHIBIT 6.2(C) annexed hereto.

                  (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. Each of the representations and warranties of SH was true, correct and complete in all material respects when made and shall also be true, correct and complete in all material respects at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date. SH shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by SH at or prior to the Closing Date.

                  (e) DELIVERY OF CERTIFICATE. SH shall have delivered to the Company a certificate, in the form of EXHIBIT 6.2(E) annexed hereto, dated the Closing Date and signed by the President of SH, affirming that the representations and warranties of SH as set forth in Section 4.2 were and are true, correct and complete as required by Section 6.2(d).

                  (f) COMPLIANCE WITH RULE 504. In connection with the issuance of the Securities by SH under the Purchase Agreement, on or prior to the Closing Date SH shall be in full compliance with Rule 504 of Regulation D of the Securities Act of 1933, as amended, and SH shall have delivered to the Company at the Closing a filed copy of the Form D required to be filed with the SEC in connection therewith.

                  (f) CONSENTS AND WAIVERS. On or prior to the Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

                  (g) LITIGATION. On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to SH issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making the consummation thereof unduly burdensome to the Company. On the Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Contemplated Transactions.

                  (h) DELIVERY OF DOCUMENTS AND OTHER INFORMATION. Prior to the Closing Date, SH shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

                  7.1 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

                  7.2 TERMINATION FOR FAILURE TO CLOSE. This Agreement shall be automatically terminated if the Closing shall not have occurred within ten (10) days of the date hereof (except if such 10th day is not a Business Day, then the next Business Day).

                  7.3 TERMINATION BY OPERATION OF LAW. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Contemplated Transactions illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

                  7.4   TERMINATION   FOR  FAILURE  TO  PERFORM   COVENANTS   OR
CONDITIONS. This Agreement may be terminated prior to the Closing Date:

                  (a) by SH if: (i) any of the representations and warranties made in this Agreement by the Company shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in
Section 6.1 hereof have not been fulfilled by the Closing Date; (iii) the Company shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

                  (b) by the Company if: (i) any of the representations and warranties of SH shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled by the Closing Date; (iii) SH shall have failed to observe or perform any of their material respective obligations under this Agreement; or
(iv) as otherwise set forth herein.

                  7.5 EFFECT OF TERMINATION OR DEFAULT; REMEDIES. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

                  7.6 REMEDIES; SPECIFIC PERFORMANCE. In the event that any party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

                  8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall thereafter continue in full force and effect until the fifth anniversary of the Closing Date and shall thereafter terminate except to the extent that notice of the Company's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such fifth anniversary.

                  8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF SH. All representations and warranties of SH shall terminate upon the Closing except to the extent that notice of SH's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to Closing.

                  8.3 OBLIGATION OF THE COMPANY TO INDEMNIFY. The Company agrees to indemnify, defend and hold harmless SH (and its directors, officers, employees, affiliates, shareholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach of any covenant or agreement contained in this Agreement or the Contemplated Transactions.

                  8.4 OBLIGATION OF AND SH TO INDEMNIFY. SH agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, shareholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of SH contained in this Agreement or (ii) breach of any covenant or agreement contained in this Agreement or the Contemplated Transactions.

                  8.5  NOTICE AND  OPPORTUNITY  TO DEFEND.  (a)  Promptly  after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                  (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   ARTICLE IX

                                   DEFINITIONS

                  The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

                  "APPLICABLE CONTRACT" means any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability or (c) by which the Company or any of the assets owned or used by it is or may become bound.

                  "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including, without limitation:

                  (1)      the Merger; and

                  (2) the performance by the parties of their respective covenants and obligations under this Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

                  "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

                  "KNOWLEDGE" means actual awareness by a Person of a fact or other matter after all due inquiry; references to "Company's Knowledge" shall be deemed to include the actual awareness after all due inquiry of each of the directors, executive officers and principal shareholders of the Company.

                  "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

                  "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS" means an action taken by a Person where:

                  (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

                  "ORGANIZATIONAL DOCUMENTS" means the articles or certificate of incorporation and the by-laws of a corporation and any amendment thereto.

                  "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

                  "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 FEES AND EXPENSES. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Contemplated Transactions herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses

                  10.2 MODIFICATION, AMENDMENTS AND WAIVER. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

                  10.3 ASSIGNMENT. Neither the Company nor SH shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the SH Debenture Holder.

                  10.4 SUCCESSORS. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

                  10.5 ENTIRE AGREEMENT. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Contemplated Transactions and supersede all prior agreements with respect thereto, whether written or oral.

                  10.6 GOVERNING LAW. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

                  10.7 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto shall be in writing and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by recognized overnight carrier, addressed as follows:



                  If to SH:              Sanjay Haryama
                                         24351 Pasto Road, Suite B
                                         Dana Point, California 92629
                                         Attn:    Jay Hand
                                         Tel:     (949) 489-2400
                                         Fax:     (949) 489-0034

                  with copies to:        Kaplan Gottbetter & Levenson, LLP, or
                                         its successors or assigns
                                         630 Third Avenue
                                         New York, New York 10017
                                         Attn.:   Adam S. Gottbetter, Esq.
                                         Tel: (212) 983-6900
                                         Fax: (212) 983-9210

                  If to the Company:     HY-Tech Technology Group, Inc.
                                         1840 Boy Scott Drive
                                         Fort Meyers, Florida 33907

                                         Attn:      Gary F. McNear, CEO

                                         Tel:       (239) 278-4111
                                         Fax:       (239) 278-4691

                  with copies to:        David Loev, Esq.
                                         2777 Allen Parkway, Suite 1000
                                         Houston, Texas 77019
                                         Telephone:        (713) 524-4110
                                         Facsimile:        (713) 524-4122

                                         Kaplan Gottbetter & Levenson, LLP, or
                                         its successors or assigns
                                         630 Third Avenue
                                         New York, New York 10017
                                         Attn.:   Adam S. Gottbetter, Esq.
                                         Tel:     (212) 983-6900
                                         Fax:     (212) 983-9210

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

                  10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                  10.9 RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

                  10.10 SEVERABILITY OF PROVISIONS. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable. Notwithstanding the foregoing, the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

                  10.11 HEADINGS. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date and year first above written.


                                            HY-TECH TECHNOLOGY GROUP, INC.


                                            By:
                                                 ------------------------------
                                                 Gary F. McNear, CEO


                                            SANJAY HARYAMA


                                            By:
                                                 ------------------------------
                                                 Jay Hand, President

The undersigned, Secretary of Hy-Tech Technology Group, Inc., hereby certifies on the date and year first above written that this Agreement and Plan of Merger has been adopted pursuant to Section 251(c) of the Delaware General Corporation Law and that the conditions specified in the first sentence of said section have been satisfied.

                                            HY-TECH TECHNOLOGY GROUP, INC.


                                            By:
                                                 ------------------------------
                                                 Name:  Gary F. McNear
                                                    Title:   Secretary